STANDBY EQUITY DISTRIBUTION AGREEMENT

THIS AGREEMENT dated as of June 28, 2011 (this “Agreement”) between YA GLOBAL MASTER SPV LTD., a Cayman Islands exempt limited partnership (the “Investor”), and ENTREMED, INC. a corporation organized and existing under the laws of the State of Delaware (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to $7,500,000 of the Company’s common stock, par value $0.01 per share (the “Common Stock”); and

WHEREAS, the offer and sale of the shares of Common Stock issuable hereunder has been registered on the Company’s registration statement on Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

NOW, THEREFORE, the parties hereto agree as follows:

Article I. Certain Definitions

Section 1.01     “Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

Section 1.02     “Advance Date” shall mean the 1st Trading Day after expiration of the applicable Pricing Period for each Advance.

Section 1.03     “Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.

Section 1.04     “Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.01(b) of this Agreement) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

Section 1.05      “Base Prospectus” shall mean the Company’s prospectus accompanying the Registration Statement.

Section 1.06      “Affiliate” shall have the meaning set forth in Section 3.07.

Section 1.07      “By-laws” shall have the meaning set forth in Section 4.03.

Section 1.08      “Certificate of Incorporation” shall have the meaning set forth in Section 4.03.

Section 1.09      “Closing” shall mean one of the closings of a purchase and sale of Common Stock pursuant to Section 2.02.

Section 1.10      “Commitment Amount” shall mean the aggregate amount of up to $7,500,000 which the Investor has agreed to provide to the Company in order to purchase the Shares pursuant to the terms and conditions of this Agreement; provided that, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase shares of Common Stock under this Agreement to the extent that after giving effect to such purchase and sale the aggregate number of shares of Common Stock issued under this Agreement would exceed 19.9% of the outstanding shares of Common Stock as of the date of this Agreement except that such limitation shall not apply in the event that the Company (i) obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Stock Market for issuances of Common Stock in excess of such amount or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Investor.

Section 1.11     “Commitment Period” shall mean the period commencing on the Effective Date, and expiring upon the termination of this Agreement in accordance with Section 10.02.

Section 1.12      “Commitment Shares” shall have the meaning set forth in Section 12.04.

Section 1.13      “Common Stock” shall have the meaning set forth in the recitals of this Agreement.

Section 1.14      “Company Indemnitees” shall have the meaning set forth in Section 5.02.

Section 1.15      “Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

Section 1.16      “Consolidation Event” shall have the meaning set forth in Section 6.05.

Section 1.17      “Daily Value Traded” in respect of a particular day means the product obtained by multiplying the daily trading volume of the Common Stock for that day on the Principal Market as reported by Bloomberg, L.P. by the VWAP for such day.

Section 1.18      “Damages” shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements and costs and expenses of expert witnesses and investigation).

Section 1.19       “Effective Date” shall mean the date hereof later.

Section 1.20       “Environmental Laws” shall have the meaning set forth in Section 4.10.

Section 1.21       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.22       “Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

Section 1.23       “Investor Indemnitees” shall have the meaning set forth in Section 5.01.

Section 1.24       “Market Price” shall mean the lowest daily VWAP of the Common Stock during the relevant Pricing Period, and if applicable, that is greater than or equal to the Minimum Acceptable Price.

Section 1.25       “Material Adverse Effect” shall mean any condition, circumstance, or situation that has resulted in, or would reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

Section 1.26       “Maximum Advance Amount” shall be the lower of (i) 200% of the average of the Daily Value Traded over the 5 Trading Days immediately prior to the date of delivery of the Advance Notice, and (ii) $1,000,000, or such other amount as may be agreed upon with the mutual consent of the parties; provided, however, that the first group of Advances under this Agreement shall, taken together, be an aggregate of $1,100,000.

Section 1.27        “Minimum Acceptable Price” shall have the meaning set forth in Section 2.01(b).

Section 1.28        “Ownership Limitation” shall have the meaning set forth in Section 2.01(a).

Section 1.29       “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.30        “Plan of Distribution” shall have the meaning set forth in Section 6.01.

Section 1.31        “Pricing Period” shall mean the 5 consecutive Trading Days after the Advance Notice Date .

Section 1.32       “Principal Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Euronext, the New York Stock Exchange, or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.33        “Prospectus” shall mean the Base Prospectus, as supplemented by any Prospectus Supplement.

Section 1.34       “Prospectus Supplement” shall mean any prospectus supplement to the Base Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act.

Section 1.35        “Purchase Price” shall be set at 97% of the Market Price during the Pricing Period.

Section 1.36        “Registration Statement” shall mean the Company’s shelf registration statement filed by the Company with the SEC under the Securities Act on Form S-3 (Registration Number 333-16110) with respect to Common Stock, Preferred Stock and warrants to be offered and sold by the Company, as such Registration Statement may be amended and supplemented from time to time and including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act or another registration statement on a form promulgated by the SEC for which the Company then qualifies and which form shall be available for the registration of the offer and sale of the Shares to the Investor and any successor shelf registration statement filed by the Company with the SEC under the Securities Act on a form promulgated by the SEC for which the Company then qualifies and which form shall be available for the registration of the sale of Shares to the Investor.

Section 1.37         “SEC” shall have the meaning set forth in the recitals of this Agreement.

Section 1.38         “SEC Documents” shall have the meaning set forth in Section 4.05.

Section 1.39         “Securities Act” shall have the meaning set forth in the recitals of this Agreement.

Section 1.40         “Settlement Document” shall have the meaning set forth in Section 2.02(a).

Section 1.41         “Shares” shall mean the shares of Common Stock to be issued from time to time hereunder pursuant to Advances and the Commitment Shares.

Section 1.42         “Trading Day” shall mean any day during which the Principal Market shall be open for business.

Section 1.43         “VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Stock for such date on the Principal Market as reported by Bloomberg L.P. (based on a Trading Day from 9:00 a.m. (New York City time) to 4:02 p.m. (New York City time)).

Article II. Advances

Section 2.01         Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, shares of Common Stock on the following terms:

(a)
Advance Notice.  At any time during the Commitment Period, the Company may require the Investor to purchase shares of Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.01; provided, however, that (i) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount, (ii) the aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount, (iii) in no event shall the number of shares of Common Stock issuable to the Investor pursuant to an Advance cause the aggregate number of shares of Common Stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its affiliates to exceed 9.99% of the then outstanding Common Stock (the “Ownership Limitation”) and (iv) under no circumstances shall the aggregate offering price or number of Shares, as the case may be, exceed the aggregate offering price or number of Shares available for issuance under the Registration Statement (the “Registration Limitation”).  Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon receipt of a valid Advance Notice, the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Shares pursuant to such Advance Notice in accordance with the terms of this Agreement.

(b)
Minimum Acceptable Price.  In relation to each Advance, the Company may, in its sole discretion, set a Minimum Acceptable Price in which it is willing to sell its shares to the Investor.  With respect to an Advance Notice issued by the Company with a Minimum Acceptable Price (i) the amount of the Advance set forth in such Advance Notice shall automatically be reduced by one-fifth (20%) for each Trading Day during the Pricing Period that the VWAP of the Common Stock is below the Minimum Acceptable Price (each such day, an “Excluded Day”), and (ii) each Excluded Day shall be excluded from the Pricing Period for purposes of determining the Market Price.  The number of Shares to be issued and delivered to the Investor at the Closing (in accordance with Section 2.02 of this Agreement) with respect to an Advance Notice with a Minimum Acceptable Price shall be determined based on the Advance Notice amount as reduced pursuant to clause (i) above, provided however, the Company shall be obligated to sell, and the Investor shall be obligated to purchase, at a price equal to such Minimum Acceptable Price, any shares of Common Stock corresponding to such Advance Notice that have been sold by the Investor on any Excluded Day.  In each Settlement Document the Investor shall provide the Company with notice of the number of shares sold by the Investor on any Excluded Day.

(c)
Date of Delivery of Advance Notice.  Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A.  An Advance Notice shall be deemed delivered on (i) the Trading Day it is received if it is received by the Investor prior to 7:00 pm Eastern Time, or (ii) the immediately succeeding Trading Day if it is received after 7:00 pm Eastern Time on a Trading Day or at any time on a day which is not a Trading Day.  No Advance Notice may be deemed delivered on a day that is not a Trading Day.

(d)
Ownership Limitation.  In connection with each Advance Notice delivered by the Company, any portion of an Advance that would cause the Investor to exceed the Ownership Limitation shall automatically be withdrawn and Investor shall notify the Company within 1 Trading Day after each Advance Notice Date of the amount of such withdrawn portion of an Advance, if applicable.

(e)
Registration Limitation.  In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be deemed to be withdrawn by the Company with no further action required by the Company.

Section 2.02        Closings.  Each Closing shall take place as soon as practicable after each Advance Date in accordance with the procedures set forth below.  In connection with each Closing the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)
On each Advance Date, the Investor shall deliver to the Company a written document (each a “Settlement Document”) setting forth the amount of the Advance (taking into account any adjustments pursuant to Section 2.01(c) or Section 2.01(d)), the Purchase Price, the number of shares of Common Stock to be issued and subscribed for (which in no event will be greater than the Ownership Limitation or any other limitation set forth in this Agreement), and a report by Bloomberg, LP indicating the VWAP for each of the Trading Days during the Pricing Period, in each case taking into account the terms and conditions of this Agreement.  The Settlement Document shall be in the form attached hereto as Exhibit B.

(b)
Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than two Trading Days after such receipt), the Company shall cause its transfer agent to electronically transfer such number of shares of Common Stock registered in the name of the Investor as set forth in the Settlement Document by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto (which in all cases will be covered by an effective Registration Statement).  Concurrently therewith,  the Investor shall immediately pay the Purchase Price to the Company, in immediately available funds, by wire transfer to an account designated by the Company.  No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares.

(c)
On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.03        Hardship.  In the event the Investor sells shares of the Company’s Common Stock after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.02, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce, without the posting of a bond or other security, the terms and provisions of this Agreement.

Article III. Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Date:

Section 3.01        Organization and Authorization.  The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to purchase and hold the Shares.  The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor.  The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor.  This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02         Evaluation of Risks.  The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction.  It recognizes that its investment in the Company involves a high degree of risk.

Section 3.03        No Legal Advice From the Company.  The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors.  The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.04        Investment Purpose. The securities are being purchased by the Investor for its own account, and for investment purposes.  The Investor agrees not to assign or in any way transfer the Investor’s rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws.  No other Person has or will have a direct or indirect beneficial interest in the securities.  The Investor agrees not to sell, hypothecate or otherwise transfer the Investor’s securities unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

Section 3.05         Accredited Investor.  The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act

Section 3.06        Information.  The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision.  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.  The Investor understands that its investment involves a high degree of risk.  The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from the Company in order to evaluate the merits and risks of this investment.  The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

Section 3.07        Not an Affiliate.  The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).

Section 3.08        Trading Activities.  The Investor’s trading activities with respect to the Company’s Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Common Stock is listed or traded.  Neither the Investor nor its affiliates has an open short position in the Common Stock, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or any other hedging transactions with respect to the Common Stock, provided that the Company acknowledges and agrees that upon receipt of an Advance Notice, the Investor has the right to sell the shares to be issued to the Investor pursuant to the Advance Notice prior to receiving such shares.

Article IV. Representations and Warranties of the Company

Except as stated below or in the SEC Documents (as defined herein), the Company hereby represents and warrants to the Investor that the following are true and correct as of the date hereof:

Section 4.01         Organization and Qualification.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own its properties and to carry on its business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 4.02        Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement and assuming the execution and delivery thereof and acceptance by the Investor, any related agreements, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

Section 4.03        Capitalization.  The authorized capital stock of the Company consists of 170,000,000 shares of Common Stock and 5,000,000 shares of preferred stock (“Preferred Stock”), of which as of June 23, 2011, 11,597,491 shares of Common Stock are issued and outstanding and 3,350,000 shares of Preferred Stock are issued and outstanding.  Except as disclosed in the SEC Documents, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.  Except as disclosed in the SEC Documents, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, (ii)  and (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement).  Except as set forth in the SEC Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein.  The Company has furnished or made available to the Investor through the SEC’s website at www.sec.gov, true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

Section 4.04         No Conflict.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company is bound or affected and which would cause a Material Adverse Effect.  Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries that would cause a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, and as required by the rules of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof except as such consent, authorization or order has been obtained.  The Company is unaware of any fact or circumstance which reasonably might give rise to any of the foregoing.

Section 4.05        SEC Documents; Financial Statements.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act for the two years preceding the date hereof (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  The Company has delivered to the Investors or their representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

Section 4.06         No Default.  Except as disclosed in the SEC Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Certificate of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is reasonably likely to cause a Material Adverse Effect.

Section 4.07          Absence of Events of Default.  Except for matters described in the SEC Documents and/or this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect.

Section 4.08          Intellectual Property Rights.  The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.   The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.09          Employee Relations.  Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.10          Environmental Laws.  Except as would not have a Material Adverse Effect, the Company and its subsidiaries are (i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

Section 4.11          Title.  Except as set forth in the SEC Documents, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.  Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 4.12          Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary for similarly situated companies in the businesses in which the Company and its subsidiaries are engaged.  The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.13       Regulatory Permits.  The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.14        Internal Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.15        No Material Adverse Breaches, etc.  Except as set forth in the SEC Documents, the Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is reasonably expected in the future to have a Material Adverse Effect.

Section 4.16        Absence of Litigation.  Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.17        Subsidiaries.  Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any material interest in any other corporation, partnership, association or other business entity.

Section 4.18         Tax Status.  Except as disclosed in the SEC Documents, the Company and each of its subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction except those being contested in good faith, and the officers of the Company know of no basis for any such claim.

Section 4.19      Certain Transactions.  Except as set forth in the SEC Documents, none of the officers or directors of the Company is presently a party to any material transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.20      The Shares.  The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued and fully paid and non-assessable, free and clear of all encumbrances and will be issued in compliance with all applicable United States federal and state securities laws; the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof contained in the Registration Statement and the Common Stock, including the Shares, will conform to the description thereof contained in the Prospectus as amended or supplemented.  Except as set forth in the SEC Documents, neither the stockholders of the Company, nor any other Person have any preemptive rights or rights of first refusal with respect to the Shares or other rights to purchase or receive any of the Shares or any other securities or assets of the Company, and no Person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Securities Act, any shares of capital stock or other securities or assets of the Company upon the issuance or sale of the Shares.

Section 4.21      Use of Proceeds.  The Company shall use the net proceeds from this offering as disclosed in the Prospectus.

Section 4.22     Dilution.  The Company is aware and acknowledges that issuance of shares of the Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

Section 4.23     Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder.  The Company is aware and acknowledges that it may not be able to request Advances under this Agreement if the there is not an effective Registration Statement or if any issuances of Common Stock pursuant to any Advances would violate any rules of the Principal Market.

Article V.   Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01     Indemnification by the Company.  In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents, and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith, and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them arising out of, or based upon  any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Prospectus, or in any Prospectus Supplement,  or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein.

Section 5.02     Indemnification by the Investor.  In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to such Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein.

Section 5.03     Notice of Claim.   Promptly after receipt by an Investor Indemnitee or Company Indemnitee under this Article V of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee shall, if an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V unless and to the extent the indemnifying party did not otherwise learn of such action and such failure result in the forfeiture by the indemnifying party of substantial rights and defenses and will not, in any event, relieve the indemnifying party from any obligations provided in this Article V. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation.  The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received.

Section 5.04     Contribution.  In the event that the indemnity provided in Section 5.01 or Section 5.02 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Investor severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Investor may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Investor on the other from transactions contemplated by this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Investor severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Investor on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by it, and benefits received by the Investor shall be deemed to be equal to the total discounts received by the Investor.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Investor on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Investor agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Article V shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 5.04, the Investor shall not be required to contribute any amount in excess of the amount by which the Purchase Price for Shares actually purchased pursuant to this Agreement exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Article V, each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of the Investor shall have the same rights to contribution as the Investor, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5.04.

Section 5.05      Remedies.  The remedies provided for in this Article V are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified person at law or in equity.  The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Article VI.
Covenants of the Company

Section 6.01     Registration Statement and Prospectus and Supplements.

(a)
The Company has filed with the SEC the Registration Statement under the Securities Act, which became effective on October 9, 2009, for the registration of shares of Common Stock under the Securities Act.  At the time of the filing, the Company met the requirements of Form S-3 under the Securities Act.  The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act.  As of the date of this Agreement, the Company meets the requirements for use of Form S-3 under the Securities Act for the offering of the Shares, including but not limited to the transactions requirements for an offering made by the issuer set forth in Instruction I.B.6 to Form S-3.

(b)
The Registration Statement, including the Base Prospectus contained therein, was prepared by the Company in conformity with the requirements of the Securities Act and all applicable U.S. federal securities laws rules and regulations.  Any amendment or supplement to the Registration Statement or Prospectus required by this Agreement will be so prepared and filed by the Company and, as applicable, the Company will use its commercially reasonable efforts to cause it to become effective as soon as reasonably practicable.  No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the SEC.  Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the SEC deemed to be incorporated by reference therein.

(c)
The Company has not distributed and, prior to the completion of the distribution of the Shares, shall not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Base Prospectus as supplemented by any Prospectus Supplement or such other materials, if any, permitted by the Securities Act.

(d)
During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Common Stock ceases to be registered under Section 12(g) of the Exchange Act or (iii) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

(e)
No Misstatement or Omission.  Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus, on the date of filing thereof with the SEC and at each date during the Pricing Period and at as of each Closing conformed or will conform in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the SEC and at each date during the Pricing Period and as of each Closing did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance on information furnished in writing to the Company by the Investor expressly stating that such information is intended for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

(f)
Initial Disclosure.  Promptly after the date hereof, the Company shall file with the SEC a report on Form 8-K or such other appropriate form as determined by counsel to the Company, relating to the transactions contemplated by this Agreement and a Prospectus Supplement pursuant to Rule 424(b) of the Securities Act including all information relating to the transactions contemplated hereby required to be disclosed therein, including, without limitation, the plan of distribution (collectively, the “Initial Disclosure”) and shall provide the Investor with 12 hours to comment on the Initial Disclosure prior to its filing (and shall give due consideration to all such comments, provided that the Company shall not be obligated to accept such comments).

(g)
Prospectus Supplements.  The Company will file with the SEC pursuant to Rule 424(b) under the Securities Act, within 2 Trading Days of each Advance Date, and on such other dates as the Securities Act shall require, a Prospectus Supplement, which Prospectus Supplement will set forth, within the relevant period, the number of Shares sold to the Investor, the net proceeds to the Company and the Purchase Price paid by the Investor with respect to such Shares.  The Company shall provide the Investor at least 12 hours to comment on a draft of each such Prospectus Supplement (and shall give due consideration to all such comments) and shall deliver or make available to the Investor, without charge, an electronic copy of each form of Prospectus Supplement, together with the Base Prospectus.  The Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Shares may be sold by the Investor, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares.  If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Prospectus or should be set forth therein in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and file with the SEC an appropriate Prospectus Supplement to the Prospectus and shall expeditiously furnish or make available to the Investor an electronic copy thereof.

Section 6.02      Listing of Common Stock.  The Company shall use its commercially reasonable efforts to maintain the Common Stock’s authorization for listing or quotation on the Principal Market and shall notify the Investor promptly if the Common Stock shall cease to be authorized for listing on the Principal Market.

Section 6.03     Opinion of Counsel.  The Company shall cause its counsel to provide an opinion of counsel regarding the validity of the issuance of shares of Common Stock as contemplated by this Agreement.

Section 6.04      Exchange Act Registration.  The Company will use its best efforts to cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act, and to not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.

Section 6.05      Corporate Existence.  The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.06      Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance.  The Company will immediately notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the SEC or any other Federal or state governmental authority of  any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or Prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.  The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.

Section 6.07      Consolidation; Merger.  If an Advance Notice has been delivered to the Investor and the transaction contemplated in such Advance Notice has not yet been closed in accordance with its terms, then the Company shall not effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a “Consolidation Event”) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

Section 6.08     Issuance of the Company’s Common Stock.  The issuance and sale of the shares of Common Stock by the Company to the Investor hereunder shall be made in accordance with the provisions and requirements of the Securities Act and any applicable state securities law.

Section 6.09     Market Activities.  The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under applicable laws and regulations.

Section 6.10      Opinion of Counsel Concerning Resales.  Provided that the Investor’s resale of Common Stock received pursuant to this Agreement may be freely sold by the Investor either pursuant to an effective Registration Statement, in accordance with Rule 144, or otherwise, the Company shall obtain for the Investor, at the Company’s expense, any and all opinions of counsel which may be required by the Company’s transfer agent to issue such shares free of restrictive legends, or to remove legends from such shares.

Section 6.11     Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market; provided, however that the Investor shall pay all of its expenses, including but not limited to all fees and disbursements of the Investor’s counsel, accountants and other advisors.

Section 6.12     Black-out Periods.  Notwithstanding any other provision of this Agreement, the Company shall not deliver an Advance Notice during any Company black-out periods or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

Article VII.
Conditions for Advance and Conditions to Closing

Section 7.01      Conditions Precedent to the Right of the Company to Deliver an Advance Notice.  The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance Notice is subject to the satisfaction by the Company, on  each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)
Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company shall be true and correct in all material respects (except for representations and warranties that speak as of a specific date).

(b)
Registration of the Common Stock with the SEC.  The Registration Statement is effective and the Company is not aware of any of the events set forth in Section 6.05 hereof.  The Initial Disclosure shall have been filed with the SEC, all Prospectus Supplements shall have been filed with the SEC, as required pursuant to Section 6.01(g) hereof and an electronic copy of such Prospectus Supplement together with the Base Prospectus shall have been delivered or made available to the Investor.  The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required of a “reporting company” under the Exchange Act and applicable SEC regulations.

(c)
Authority.  The Company shall have obtained all permits and qualifications required by any applicable state securities laws for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom.  The sale and issuance of the shares of Common Stock shall be legally permitted by all applicable securities laws and regulations to which the Company is subject.

(d)
No Material Notices. None of the following events shall have occurred and be continuing:  (i) receipt by the Company of any request for additional information from the SEC or any other federal or state governmental, administrative or self regulatory authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or Prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any applicable jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under and as of the date which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be required.

(e)
Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(f)
No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that is reasonably likely to have a Material Adverse Effect.

(g)
No Suspension of Trading in or Delisting of Common Stock.  The Common Stock is trading on a Principal Market and all of the shares issuable pursuant to such Advance Notice will be listed or quoted for trading on such Principal Market and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future.  The issuance of shares of Common Stock with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the Principal Market.  The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market.

(h)	Maximum Advance Amount. The amount of an Advance requested by the Company shall not exceed the Maximum Advance Amount.

(i)
Authorized.  There shall be a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to such Advance Notice.

(j)
Executed Advance Notice.  The Investor shall have received the Advance Notice executed by an officer of the Company and the representations contained in such Advance Notice shall be true and correct as of each Condition Satisfaction Date.

(k)	Consecutive Advance Notices. Except with respect to the first Advance Notice, delivered on the date hereof, the Company shall have delivered all Shares relating to all prior Advances.

Article VIII.
Non-Disclosure of Non-Public Information

The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review.  In no event shall the Investor have a duty of confidentiality, or be deemed to have agreed to maintain information in confidence, with respect to (i) any information disclosed in violation of this provision or (ii) the delivery of any Advance Notices.

Article IX.
Choice of Law/Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.  Any disputes that arise under this Agreement, even after expiration or termination, shall be heard only in the state or federal courts located in the County of New York, State of New York.  The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts and expressly waive any rights they may have to contest the jurisdiction, venue or authority of such courts.

Article X. Assignment; Termination

Section 10.01     Assignment.  Neither this Agreement nor any rights of the parties hereto may be assigned to any other Person.

Section 10.02     Termination.

(a)
Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the Effective Date, or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount.

(b)
The Company may terminate this Agreement effective upon fifteen Trading Days’ prior written notice to the Investor; provided that (i) there are no Advances outstanding, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement.  This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.  In the event of any termination of this Agreement by the Company hereunder, so long as the Investor owns any shares of Common Stock issued hereunder, unless all of such shares of Common Stock may be resold by the Investor without registration and without any time, volume or manner limitations pursuant to Rule 144, the Company shall not suspend or withdraw the Registration Statement or otherwise cause the Registration Statement to become ineffective, or voluntarily delist the Common Stock from the Principal Market.

(c)
The Investor shall have the right to terminate this Agreement by providing written notice to the Company in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of 50 Trading Days, other than due to the acts of the Investor, provided, however, this period shall be tolled during any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC, or (ii) the Company shall at any time fail materially to comply with the requirements of Article VI and such failure is not cured within 30 days after receipt of written notice from the Investor.

(d)
Nothing in this Section 10.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.  The indemnification provisions contained in Article V shall survive termination hereunder.

Article XI. Notices

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) 3 days after being sent by U.S. certified mail, return receipt requested, or (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications, except for Advance Notices which shall be delivered in accordance with  hereof, shall be:

If to the Company, to:	EntreMed, Inc.
9640 Medical Center Drive
Rockville, MD 20850
Attention: Cynthia Hu
Telephone: (240) 864-2600
Facsimile: (301) 315-2437

With a copy to:	Arnold & Porter LLP
555 12th St., N.W.
Washington, D.C. 20004
Attention: Richard E. Baltz
Telephone: (202) 942-5124
Facsimile: (202) 942-5999

If to the Investor(s):	YA Global Master SPV Ltd.
101 Hudson Street –Suite 3700
Jersey City, NJ 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With a Copy to:	Yorkville Advisors, LLC
101 Hudson Street – Suite 3700
Jersey City, NJ 07302
Attention: David Gonzalez, Esq.
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

Each party shall provide 5 days’ prior written notice to the other party of any change in address or facsimile number.

Article XII. Miscellaneous

Section 12.01    Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause 4 additional original executed signature pages to be physically delivered to the other party within 5 days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity of this Agreement.

Section 12.02    Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 12.03   Reporting Entity for the Common Stock.  The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto.  The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.04    Fees.

(a)
Commitment Fee. In consideration of the commitment being made by the Investor hereunder, the Company shall issue and sell to the Investor 39,741 shares of Common Stock (the “Commitment Shares”) for a purchase price of $0.01 per share.  Within 3 Trading Days of the date hereof, the Company will, or will cause its transfer agent to, electronically or otherwise transfer the Commitment Shares by crediting the Investor’s account or its designee’s account in accordance with delivery instructions provided by the Investor in writing against payment by the Investor or its affiliate, by wire transfer, of the total purchase price for such Commitment Shares in same day funds to an account designated by the Company in writing. The Commitment Shares shall be issued pursuant to the Registration Statement.

(b)	Structuring and Due Diligence Fee. The Company shall pay a structuring and due diligence fee of $26,000 to Yorkville Advisors, LLC, which shall be paid out of the proceeds of the first Advance.

Section 12.05    Brokerage.  Except for the fee due to the Company’s financial advisor, Ferghana Securities, Inc., in the amount of 6% of the amount of each drawdown, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party.  Subject to the foregoing, the Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Distribution Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
Entremed, Inc.

By:	/s/ Cynthia W. Hu
Name: Cynthia W. Hu
Title: Chief Operating Officer, General Counsel and Secretary

INVESTOR:
YA Global Master SPV Ltd.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager

EXHIBIT A
ADVANCE NOTICE

ENTREMED, INC.

The undersigned, _______________________ hereby certifies, with respect to the sale of shares of Common Stock of ENTREMED, INC. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to the Standby Equity Distribution Agreement (the “Agreement”), as follows:

1.           The undersigned is the duly elected ______________ of the Company.

2.           There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post effective amendment to the Registration Statement.

3.           The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in this Agreement on or prior to the Advance Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Advance Date.  All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.           The undersigned hereby represents, warrants and covenants that it has made all filings (“SEC Filings”) required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934, which include Forms 10-Q, 10-K, 8-K, etc.).  All SEC Filings have been reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants.  None of the SEC Filings contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.           The Advance requested is _____________________.

6.           The Minimum Acceptable Price with respect to this Advance Notice is _________.

7.           9.99% of the outstanding Common Stock of the Company as of the date hereof is ___________.

[Signature page follows]

Please deliver this Advance Notice by mail, email, or facsimile with a follow up phone call to:
Mail:  Yorkville Advisors, LLC, 101 Hudson Street, Suite 3700, Jersey City, NJ 07302
Fax:   (201) 946-0851
Email: Trading@yorkvilleadvisors.com
Confirmation Telephone Number:  (201) 985-8300 ext. 129.

The undersigned has executed this Certificate this ____ day of _________________.

ENTREMED, INC.

By:
Name:
Title:

Please deliver this Advance Notice by mail, email, or facsimile with a follow up phone call to:
Mail:  Yorkville Advisors, LLC, 101 Hudson Street, Suite 3700, Jersey City, NJ 07302
Fax:   (201) 946-0851
Email: Trading@yorkvilleadvisors.com
Confirmation Telephone Number:  (201) 985-8300 ext. 129.

EXHIBIT B
FORM OF SETTLEMENT DOCUMENT

VIA FACSIMILE & EMAIL

Entremed, Inc.
Attn:
Fax:
Email:

Below please find the settlement information with respect to the Advance Notice Date of:

1.	(a) Amount of Advance:	$
	(b) Amount of Advance after adjusting for Ownership Limitation, Registration Limitation and Minimum Acceptable Price, if applicable:	$
	(c) Additional purchase price for any Additional Shares to be purchased on Excluded Days (Additional Shares x Minimum Acceptable Price):	$
	(d) Net Advance Amount:	$

2.	Minimum Acceptable Price (if applicable):	$
	Market Price:	$
	Purchase Price (Market Price X 97%) per share:	$

3.	(a) Number of Shares due to Investor (amount in 1(b) above divided by Purchase Price):
(b) Additional Shares to be purchased on Excluded Days:
(c) Aggregate number of Shares due to Investor:

Please issue the number of Shares due to the Investor to the account of the Investor as follows:

[to come]

Sincerely,

YA GLOBAL MASTER SPV, LTD.

Approved By Entremed, Inc.:

__________________________________
Name: